                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)


Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Metropolitan Series Fund, Inc.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required


    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration No.:

    (3) Filing Party:

    (4) Date Filed:
--------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                      METROPOLITAN LIFE INSURANCE COMPANY

              FLEXIBLE PREMIUM MULTIFUNDED LIFE INSURANCE POLICIES
               FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICIES
                GROUP VARIABLE UNIVERSAL LIFE INSURANCE POLICIES
                GROUP AND INDIVIDUAL VARIABLE ANNUITY CONTRACTS

                      PUTNAM INTERNATIONAL STOCK PORTFOLIO

To Life Insurance Policy and Annuity Contract Owners:

On March 31, 2000 a Special Meeting of Shareholders of the Putnam International Stock Portfolio (the "Portfolio") of the Metropolitan Series Fund, Inc. (the "Fund") will be held in New York City for the purposes set forth in the attached Notice.

As you know, Metropolitan purchases shares of the Portfolio (the "Shares") for the corresponding investment divisions in the Metropolitan separate accounts funding your life insurance policy or annuity contract. At the Special Meeting, Metropolitan will vote the Shares of the Portfolio based on the instructions received from life insurance policy and annuity contract owners. You may give us voting instructions for the number of Shares of the Portfolio attributable to your life insurance policy or annuity contract as of the record time of 4:00 P.M., New York City time, on January 14, 2000.

The matters to be considered at the meeting are described in the attached Notice and Statement Concerning the Special Meeting.

WE URGE YOU TO GIVE METROPOLITAN VOTING INSTRUCTIONS BY FILLING IN, DATING AND SIGNING THE ENCLOSED VOTING INSTRUCTION FORM. PLEASE RETURN YOUR VOTING INSTRUCTIONS PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                              [LOGO OF METLIFE]

                              New York, NY 10010

                                                                          SIS-ML

                   METROPOLITAN TOWER LIFE INSURANCE COMPANY
              FLEXIBLE PREMIUM MULTIFUNDED LIFE INSURANCE POLICIES
                      PUTNAM INTERNATIONAL STOCK PORTFOLIO

To Policy Owners:

On March 31, 2000, a Special Meeting of Shareholders of the Putnam International Stock Portfolio (the "Portfolio") of the Metropolitan Series Fund, Inc. (the "Fund") will be held in New York City for the purposes set forth in the attached Notice.

As you know, Metropolitan Tower purchases shares of the Portfolio (the "Shares") for the corresponding investment division in the Metropolitan Tower separate account funding your policy. At the Special Meeting, Metropolitan Tower will vote the Shares of the Portfolio based on the instructions received from policy owners. You may give us voting instructions for the number of Shares of the Portfolio attributable to your policy as of the record time of 4:00 P.M., New York City time, on January 14, 2000.

The matters to be considered at the meeting are described in the attached Notice and Statement Concerning the Special Meeting.

WE URGE YOU TO GIVE METROPOLITAN TOWER VOTING INSTRUCTIONS BY FILLING IN, DATING AND SIGNING THE ENCLOSED VOTING INSTRUCTION FORM. PLEASE RETURN YOUR VOTING INSTRUCTIONS PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                              [LOGO OF METLIFE]

                              New York, NY 10010

                                                                          SIS-MT

                      (This Page Intentionally Left Blank)

                         METROPOLITAN SERIES FUND, INC.
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                    OF PUTNAM INTERNATIONAL STOCK PORTFOLIO

Notice is hereby given that a Special Meeting of Shareholders of the Putnam International Stock Portfolio (the "Portfolio") of the Metropolitan Series Fund, Inc. (the "Fund") will be held at the Home Office of Metropolitan Life Insurance Company, 1 Madison Avenue, New York, New York 10010, at 10:00 A.M., New York City time, on March 31, 2000, for the following purposes:

(1) To approve or disapprove a new Sub-Investment Management Agreement with Putnam Investment Management, Inc. ("Putnam"), the new sub-adviser for the Portfolio replacing Santander Global Advisors, Inc.

(2) To approve or disapprove changes to the investment management and sub-investment management fees for the Putnam International Stock Portfolio.

(3) To transact such other business as may properly come before the meeting.

The record time for the determination of the number of votes entitled to be cast at the Special Meeting and the shareholders entitled to notice of and to vote at the meeting is 4:00 P.M., New York City time, on January 14, 2000.

By order of the Board of Directors.

                                                         Christopher P. Nicholas
                                                                       Secretary

February 1, 2000

                      (This Page Intentionally Left Blank)

                         METROPOLITAN SERIES FUND, INC.
                                1 MADISON AVENUE
                            NEW YORK, NEW YORK 10010

            STATEMENT CONCERNING THE SPECIAL MEETING OF SHAREHOLDERS
      OF THE PUTNAM INTERNATIONAL STOCK PORTFOLIO (FORMERLY THE SANTANDER
                         INTERNATIONAL STOCK PORTFOLIO)
                                 MARCH 31, 2000

This Statement is furnished in connection with the solicitation of voting instructions for use at a Special Meeting of Shareholders of the Putnam International Stock Portfolio (formerly the Santander International Stock Portfolio) of the Metropolitan Series Fund, Inc. (the "Fund") to be held on March 31, 2000. The voting instructions are being solicited on behalf of the Board of Directors of the Fund, Metropolitan Life Insurance Company ("Metropolitan"), and Metropolitan Tower Life Insurance Company ("Metropolitan Tower"). The initial mailing of this statement and the enclosed voting instruction form to policy and contract owners will be on or about February 1, 2000.

The proposals being voted on at the Special Meeting are as follows:

          (1) To approve or disapprove a new Sub-Investment Management Agreement for the Putnam International Stock Portfolio (the "Portfolio") with Putnam Investment Management, Inc. ("Putnam"), the new sub-investment manager of the Portfolio. Details of this transaction are set forth on pages 3 to 4 of this Statement. The new Agreement is largely identical to the prior sub-investment management agreement with Santander Global Advisors, Inc. ("Santander"), the prior sub-investment manager, and the sub-investment management fee is the same. The new Agreement was effective January 24, 2000. The prior agreement was terminated on that date as well.

          (2) To approve or disapprove changes to the investment management and sub-investment management fees for the Putnam International Stock Portfolio. The changes, if approved, would take effect May 1, 2000. The changes would result in an increase in the investment management fee and a revision in the sub-investment management fee that would increase or decrease the overall sub-investment management fee depending on the amount of assets in the Portfolio. Details of these changes are set forth on pages 5 to 7 of this Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH PROPOSAL

THE INVESTMENT AND SUB-INVESTMENT MANAGERS AND THEIR FEES

Metropolitan, 1 Madison Avenue, New York, New York 10010, a registered investment adviser under the Investment Advisers Act of 1940, acts as investment manager with respect to the Portfolio under an Investment Management Agreement between the Fund and Metropolitan dated April 29, 1991, as amended on August 1, 1997.

Putnam, One Post Office Square, Boston, Massachusetts 02109, is, effective January 24, 2000, the new sub-investment manager of the Portfolio, subject to approval of the new Sub-Investment Management Agreement by the shareholders of the Portfolio. Putnam, a Massachusetts corporation and a registered investment adviser under the Investment Advisers Act of 1940, has managed mutual funds since 1937. As of December 31, 1999, Putnam and its affiliates managed in excess of $391 billion of retail and institutional investors worldwide. The Sub-Investment Management Agreement with Putnam is dated January 24, 2000. Prior to that date, the investment manager of the Portfolio was, and continues to be, Metropolitan and the sub-investment manager was Santander. While Metropolitan remains as the investment manager of the Portfolio, as of January 24, 2000, Putnam has replaced Santander, and has the day to day responsibility for managing the investments of the Portfolio.

For providing investment management services to the Portfolio, Metropolitan currently receives monthly compensation from the Portfolio at an annual rate of
 .75% of the average daily value of the aggregate net assets of the Portfolio up to $500 million, .70% of such assets on the next $500 million and .65% of such assets on amounts in excess of $1 billion.

For sub-investment management services with respect to the Portfolio, Putnam currently receives from Metropolitan an annual percentage fee, calculated daily on the average daily value of the aggregate net assets of the Portfolio, of .55% of the average daily value of the aggregate net assets of the Portfolio up to $500 million, .50% of such assets on the next $500 million and .45% of such assets on amounts in excess of $1 billion. The Fund has no responsibility for the payment of fees to Putnam, and had no responsibility for the payment of fees to Santander.

During 1999, the Portfolio paid to Metropolitan $2,250,241 of investment management fees. In turn, Metropolitan paid to Santander $1,650,046 of sub-investment management fees.

OTHER INFORMATION ABOUT THE INVESTMENT AND SUB-INVESTMENT MANAGEMENT AGREEMENTS

The Investment Management Agreement for the Portfolio provides that Metropolitan, subject to review by the Fund's Board of Directors, is responsible for the overall management of the Portfolio and has ultimate responsibility for making decisions to buy, sell or hold any particular security for the Portfolio. The new Sub-Investment Management Agreement for the Portfolio provides that Putnam, subject to review by the Fund's Board of Directors and by Metropolitan, has the day-to-day responsibility for making decisions to buy, sell or hold any particular security for the Portfolio.

A copy of the new Sub-Investment Management Agreement with Putnam is attached hereto as Exhibit A. There are no material changes from the prior agreement with Santander except for (i) the identity of the sub-investment manager,
(ii) provisions clarifying the sub-investment manager's responsibilities for certain matters, (iii) the deletion of a provision that would require the sub-investment manager to notify the Fund if it agreed to provide investment management services to another mutual fund at a lower fee schedule, and
(iv) the addition of a provision permitting the Fund to use the "Putnam" name. All material changes are marked in Exhibit A. The sub-investment management fee schedule remains the same as in the prior agreement with Santander.

The Investment Management Agreement was most recently approved by the Board of Directors of the Fund, including a majority of the directors who were not "interested persons," on May 4, 1999 in connection with the annual renewal of such Agreement. The Investment Management Agreement was most recently approved by the shareholders of the Portfolio on July 30, 1997 in connection with an amendment to the Agreement changing the investment management fee schedule for the Portfolio.

The Sub-Investment Management Agreement was approved by the Board of Directors of the Fund on January 11, 2000, including a majority of the directors who were not "interested persons," in connection with the appointment of Putnam as sub-investment manager. The Board of Directors of the Fund also approved renaming the Portfolio as the Putnam International Stock Portfolio as of January 24, 2000.

PROPOSAL 1. APPROVAL OR DISAPPROVAL OF NEW SUB-INVESTMENT
MANAGEMENT AGREEMENT FOR THE PUTNAM INTERNATIONAL STOCK PORTFOLIO

REASONS FOR THE CHANGE

On November 29, 1999, Santander notified the Fund that it was resigning as sub-investment manager of the Portfolio as of January 28, 2000. Santander explained that its ultimate majority shareholder, Banco Santander Central Hispano ("Banco Santander"), had determined to close Santander. This closing was a result of a merger earlier in 1999 involving Banco Santander. Because of the merger, Banco Santander has reviewed its strategy in asset management and has decided to centralize its asset management business in Madrid, Spain, close to its retail banking business. Metropolitan, as a minority shareholder of Santander, determined that it was not able to support the continued operation of

Santander without the strong involvement of Banco Santander, and thus decided not to take over the operations of Santander.

Thus, Santander can no longer act as the sub-investment manager for the Portfolio, and Metropolitan recommended to the Board of Directors of the Fund that the sub-investment management arrangement with Santander be terminated and that a new sub-investment manager be engaged to take on the direct responsibility for the day-to-day management of the Portfolio.

Metropolitan considered the qualifications of several potential sub-investment managers and recommended Putnam to the Board of Directors of the Fund. Metropolitan believes that Putnam can provide strong asset management for the Portfolio as sub-investment manager. Other international funds managed by Putnam have shown very strong performance. The personnel of Putnam have significant long-term experience in international asset management, including mutual fund management. Metropolitan also has had the operations of Putnam reviewed by its internal auditors, and has reported the results of such review to the Board of Directors of the Fund.

BOARD RECOMMENDATION

The Board of Directors of the Fund unanimously recommends approval of the new Sub-Investment Management Agreement for the Portfolio. In determining to make this recommendation, the Board reviewed information relating to Putnam's investment philosophy, performance, personnel, and compliance. The Board also considered the results of the reviews of Putnam performed by the internal auditors of Metropolitan. The Board met with senior executives from Putnam. The Board considered the nature, quality and extent of the services which would be furnished by Putnam to the Portfolio, the experience of the Putnam personnel in investing in international markets, the performance of Putnam in managing other portfolios, and various other factors. The Board also took into account Metropolitan's analysis and recommendation.

In considering the approval of Putnam as a replacement for Santander, the Board also reviewed the current investment management and sub-investment management fee structure for the Portfolio. As discussed below in Proposal 2, Metropolitan recommended to the Board that it would be appropriate to revise the fee structure of the Portfolio, in light of the services to be provided by Metropolitan and Putnam and in light of the overall profitability for Metropolitan of the present fee structure. The following proposal is independent of the proposal to approve Putnam to replace Santander, and Metropolitan and Putnam intend to continue to provide investment management services under the current Agreements whether or not Proposal 2 is approved.

PROPOSAL 2. APPROVAL OR DISAPPROVAL OF AMENDMENTS TO CHANGE THE INVESTMENT MANAGEMENT AND SUB-INVESTMENT MANAGEMENT FEES FOR THE PUTNAM INTERNATIONAL STOCK PORTFOLIO

This proposal involves changes to the investment management and sub-investment management fees for the Portfolio. However, because Metropolitan (and not the Fund) pays the sub-investment management fee, the sub-management fee change affects the Portfolio only indirectly.

EFFECT OF PROPOSED FEE CHANGES

The effect of changing the investment management and sub-investment management fees is demonstrated by the following fee and expense tables. The tables are based on the current and the proposed revised fee structures. The tables do not reflect charges, including any sales loads, against the Separate Accounts, premiums, purchase payments, cash values or account balances under the variable annuity contracts and variable life insurance policies issued by Metropolitan and Metropolitan Tower (the "Variable Contracts"). As stated above, the payment of sub-advisory fees is not the responsibility of the Fund, and therefore such fees affect the Portfolio's expenses only indirectly.

                           PROPOSED AND CURRENT FEES
               (as a percentage of average daily net asset value)

PUTNAM INTERNATIONAL STOCK PORTFOLIO

                                                     ADVISORY FEES
                                           ----------------------------------
                                           (MILLIONS)*    PROPOSED    CURRENT
                                           -----------    --------    -------
Up to...................................     $   500        0.90%       0.75%
Next....................................     $   500        0.85%       0.70%
Over....................................     $ 1,000        0.80%       0.65%

                                  SUB-ADVISORY FEES          SUB-ADVISORY FEES
                               -----------------------     ----------------------
                               (MILLIONS)*    PROPOSED     (MILLIONS)*    CURRENT
                               -----------    --------     -----------    -------
Up to.......................      $ 150         0.65%        $   500        0.55%
Next........................      $ 150         0.55%        $   500        0.50%
Over........................      $ 300         0.45%        $ 1,000        0.45%

------------------

* This column shows the amount of the Portfolio's assets to which the fees shown do or would apply.

             1999 FEES AND EXPENSES-- BASED ON CURRENT AND PROPOSED
FEE SCHEDULES

                              CURRENT FEE SCHEDULE

                                        MANAGEMENT      OTHER
                                          FEES*        EXPENSES     TOTAL
                                        -----------    ---------    -----
Putnam International Stock...........        0.75%        0.47%      1.22%

                             PROPOSED FEE SCHEDULE

                                         MANAGEMENT      OTHER
                                           FEES*        EXPENSES    TOTAL
                                         -----------    --------    -----
Putnam International Stock............        0.90%        0.47%     1.37%

------------------

* Composite rate, based on 1999 average net assets.

The following table shows the amount of management fees paid to Metropolitan (as investment manager) and Santander (as the then sub-investment manager) in 1999 with respect to the Portfolio. The table also shows what those amounts would have been had the amended fees been in effect during 1999, and the difference between the two amounts as a percentage of the amounts actually received in 1999.

                              FEE COMPARISON TABLE

                                  AMOUNTS RECEIVED BY                 AMOUNTS RECEIVED BY
                                   INVESTMENT MANAGER                SUB-INVESTMENT MANAGER
                            --------------------------------    --------------------------------
    NAME OF PORTFOLIO         ACTUAL      PROPOSED    CHANGE      ACTUAL      PROPOSED    CHANGE
-------------------------   ----------   ----------   ------    ----------   ----------   ------
Putnam International
  Stock Portfolio........   $2,250,241   $2,700,075    20.0%    $1,650,046   $1,798,461     9.0%

The Putnam International Stock Portfolio had net assets of $317,830,871 as of December 31, 1999.

THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS APPROVAL OF THE PROPOSED CHANGES TO THE INVESTMENT MANAGEMENT AGREEMENT AND SUB-INVESTMENT MANAGEMENT AGREEMENT FEES FOR THE PORTFOLIO.

REASONS FOR PROPOSED CHANGES

In approving the changes to the investment management and sub-investment management fees and recommending their respective approval by the shareholders of the Portfolio, the Board has considered the nature, quality and extent of the services to be performed by Metropolitan and Putnam; the investment record of the Portfolio; comparative data as to investment performance, advisory fees and expenses; the financial, personnel and structural information of Metropolitan and Putnam, including the costs incurred by, and profitability of, Metropolitan and Putnam in providing investment management and other services to the Fund; and such other factors and information as the Board believes to be relevant.

In reviewing the nature and amount of the expenses incurred by Metropolitan, the Board concluded that the current fee level had proven insufficient for Metropolitan to earn revenues significantly above their costs of managing the Portfolio. The current level of investment management fee and the proposed level of the sub-investment management fee will make it difficult for Metropolitan to continue to provide the quality of service it has provided to this point. The Board was particularly concerned that the present level of service provided by Metropolitan to the Fund for the benefit of Variable Contract owners be at least maintained if not increased in the future.

The Board compared the fees proposed with the fees of other similar investment companies and determined that the proposed fees compared favorably. The Board also concluded that the proposed fee changes would not inordinately affect the expense ratios of the Portfolio, especially when compared to similar investment companies and in light of the level of services provided by Metropolitan and Putnam. Also, the Board of Directors of the Fund believes that, assuming the Portfolio grows in size, the impact of changing the fee structure will lessen further over time.

ADDITIONAL INFORMATION ABOUT METROPOLITAN AND PUTNAM

Pursuant to a distribution agreement entered into on May 16, 1983, between the Fund and Metropolitan, Metropolitan also performs all sales functions with respect to the sale of the Fund's shares and is the principal underwriter and distributor of the Fund's shares. Such shares are sold without sales charge and at their respective net asset values. No fees are paid by the Fund to Metropolitan for services provided under the distribution agreement.

Set forth below are the names, addresses and principal occupations of the principal executive officer and the directors of Putnam:

DIRECTORS                               PRINCIPAL OCCUPATIONS AND ADDRESSES
----------------------------  --------------------------------------------------
Lawrence J. Lasser            CEO of Putnam Investments and its
                              subsidiaries
                              One Post Office Square
                              Boston, Massachusetts 02109
George Putnam                 Chairman of the Putnam Funds Board of
                              Trustees
                              One Post Office Square
                              Boston, Massachusetts 02109
Gordon H. Silver              Senior Administrative Officer of Putnam
                              Investments
                              One Post Office Square
                              Boston, Massachusetts 02109

All of the outstanding voting and nonvoting securities of Putnam are held of record by Putnam Investments, Inc., which is, in turn, except for a minority interest owned by employees, owned by Marsh & McLennan Companies, Inc., an NYSE listed public company whose business is insurance brokerage, investment management and consulting.

     Set forth in the table below is information about other registered investment company portfolios managed by Putnam having similar investment objectives to the Portfolio. No part of the compensation set forth below is waived by Putnam.

                                               CURRENT
                                              NET ASSETS
SIMILAR                                     DECEMBER 31, 1999        ADVISORY
PUTNAM FUND                                                        COMPENSATION
------------------------------------------  -----------------   -------------------
                                               (THOUSANDS)
                                            -----------------
Putnam International Growth Fund*              $ 9,103,000      1st $500 million       .80%
                                                                Next $500 million      .70%
                                                                Next $500 million      .65%
                                                                Next $5 billion        .60%
                                                                Next $5 billion       .575%
                                                                Next $5 billion       .555%
                                                                Next $5 billion        .54%
                                                                Over $21.5 billion     .53%

Putnam Variable Trust--
  Putnam VT International Growth Fund*         $   664,000      Same as above

EQ Advisors Trust--
  EQ/Putnam International Equity Portfolio     $   299,000      1st $150 million       .65%
                                                                Next $150 million      .55%
                                                                Over $300 million      .45%

Nations International Equity Fund              $   321,000      1st $60 million        .65%
                                                                Next $130 million      .55%
                                                                Next $200 million      .45%
                                                                Over $390 million      .40%

* As Putnam provides services to these funds in addition to portfolio management, such as fund accounting, Putnam does not believe these fees are directly comparable to those proposed for the Portfolio.

RECORD OWNERS OF THE PORTFOLIO'S SHARES

As of the record time, the Fund had outstanding 23,504,223.714 shares of the Portfolio. The shares of the Portfolio are currently sold to Metropolitan and Metropolitan Tower, as the record owners, for allocation to the corresponding investment divisions of certain of their "separate accounts" that are registered as investment companies with the Securities and Exchange Commission. Most of those shares are attributable to Variable Contracts, as discussed below. Other outstanding Portfolio shares are not attributable to Variable Contracts, because such shares are (a) attributable to the insurance company's assets in one of the registered separate accounts, (b) held in a separate account that is not registered as an investment company, or (c) held in the insurance company's general account rather than in a separate account.

At the record time, Metropolitan held in its separate or general accounts 711,565.755 Portfolio shares that, for any of such reasons, were not attributable to Variable Contracts.

HOW SHARES IN THE PORTFOLIO WILL BE VOTED AT THE SPECIAL MEETING

Record owners of common stock of the Portfolio as of 4:00 P.M., New York City time, on January 14, 2000 (the "record time"), will be entitled to vote and may cast one vote for each share held.

In accordance with their view of applicable law, Metropolitan and Metropolitan Tower will vote the shares of the Portfolio that are attributable to the Variable Contracts based on instructions received from owners of such Contracts that participate in the corresponding investment divisions in the separate accounts. The number of Portfolio shares held in the corresponding investment division of a separate account deemed attributable to each Variable Contract owner is determined by dividing a variable life insurance policy's cash value or a variable annuity contract's accumulation units, as the case may be, in that division by the net asset value of one share in the Portfolio. Fractional votes will be counted. The number of shares for which a Variable Contract owner has a right to give voting instructions is determined as of the record time for the special meeting. Owners of variable life insurance policies continued in effect as reduced paid-up or extended term insurance are not eligible to give voting instructions.

Portfolio shares held in an investment division that are attributable to Variable Contracts and for which no timely instructions are received or that are not attributable to Variable Contracts will be represented at the meeting by the record owners and voted in the same proportion as the shares for which voting instructions are received for all Variable Contracts participating in that investment division. The Fund has been advised that Portfolio shares held in the general account or unregistered separate accounts of Metropolitan or its affiliates will be represented at the meeting by the record owners and voted in the same proportion as the aggregate of (i) the shares for which voting instructions are received and (ii) the other shares that are voted in proportion to such voting instructions.

If an enclosed voting instruction form is completed, executed and returned, it may nevertheless be revoked at any time before the meeting by a written revocation or later voting instruction form received by Metropolitan or by Metropolitan Tower, as the case may be, at 1 Madison Avenue, New York, New York 10010. The expense of the voting instruction solicitation, which will be by mail but may also be by telephone, telegraph or personal interview conducted by personnel of Metropolitan, will be paid by the Portfolio.

Upon the request of a Variable Contract owner, the Fund will furnish, without charge, a copy of the most recent annual and semi-annual reports of the Fund. Such request should be directed to Brian Mack, Metropolitan Life Insurance Company, Area 2H, 1 Madison Avenue, New York, New York 10010, 1-800-553-4459.

VOTE REQUIRED FOR APPROVAL OF THESE PROPOSALS

The voting on the approval of these Proposals is by the shareholders of the Portfolio only. Approval of each Proposal requires (a) 67% or more of the shares in the Portfolio present at the meeting if the holders of more than 50% of the outstanding shares in the Portfolio are present at the meeting or (b) more than 50% of the outstanding shares in the Portfolio.

DURATION OF SUB-INVESTMENT MANAGEMENT AGREEMENT

If approved, the Sub-Investment Management Agreement will continue in effect until May 16, 2001. Thereafter, the Agreement will continue in effect from year to year if approved annually (a) by the Board of Directors of the Fund or by a majority vote of the outstanding shares of the Portfolio (as determined pursuant to the Investment Company Act of 1940), and (b) by a majority of the directors who are not "interested persons" of any party to the Agreement. The Agreement may be terminated without penalty on 60 days' written notice by the Board of Directors of the Fund, by Metropolitan (on 30 days' written notice), by Putnam or by the majority vote of the shareholders in the Portfolio, and will terminate automatically in the event of its assignment. In addition, the Agreement will also terminate in the event the Investment Management Agreement relating to the Portfolio is terminated.

                 ANNUAL MEETINGS AND PROPOSALS OF SHAREHOLDERS

The By-Laws of the Fund require an annual meeting only in years in which shareholder action is needed on any one or more of the following:

            (1) the election of directors;
            (2) approval of an investment advisory agreement;
            (3) ratification of the selection of independent auditors;
            (4) approval of a distribution agreement.

The Board of Directors may, however, determine that an annual meeting should be held for shareholder action on certain matters.

If any shareholder wishes to submit a proposal at the next Annual Meeting of Shareholders, which, if scheduled, will be held in April or May 2001, such proposal must be submitted to the Fund, 1 Madison Avenue, New York, New York 10010, Attention: Christopher P. Nicholas. Such proposal must be received on or before November 4, 2000 in order to be considered for any 2001 Annual Meeting.

                                 OTHER BUSINESS

The Board of Directors knows of no other business that will come before the meeting. Should any matters other than those referred to above properly come before the meeting, it is the intention of Metropolitan and Metropolitan Tower to vote on such matters in their discretion.

February 1, 2000

                                                                       EXHIBIT A

THE MATERIAL CHANGES FROM THE CURRENT SUB-INVESTMENT MANAGEMENT AGREEMENT ARE UNDERLINED; THE MATERIAL DELETIONS FROM THE CURRENT AGREEMENT ARE SET FORTH IN BRACKETS [ ]. NAME AND DATE CHANGES ARE NOT INDICATED.

                      PUTNAM INTERNATIONAL STOCK PORTFOLIO
                       SUB-INVESTMENT MANAGEMENT AGREEMENT

     AGREEMENT made this 24th day of January, 2000, among Metropolitan Series Fund, Inc., a Maryland corporation (the "Fund"), Metropolitan Life Insurance Company (the "Investment Manager"), a New York corporation, and Putnam Investment Management, Inc., a Massachusetts corporation (the "Sub-Investment Manager");

                              W I T N E S S E T H:

     WHEREAS, the Fund is engaged in business as a diversified open-end management investment company and is registered as such under the Investment Company Act of 1940 (the "Investment Company Act");

     WHEREAS, the Fund, a series type of investment company, issues separate classes (or series) of stock, each of which represents a separate portfolio of investments;

     WHEREAS, the Fund is currently comprised of various portfolios, each of which pursues its investment objectives through separate investment policies, and the Fund may add or delete portfolios from time to time;

     WHEREAS, the Sub-Investment Manager is engaged principally in the business of rendering advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

     WHEREAS, the Fund has employed the Investment Manager to act as investment manager of the Putnam International Stock Portfolio (formerly known as the Santander International Stock Portfolio) as set forth in the Investment Management Agreement dated April 29, 1991 and amended effective August 1, 1997 relating to the Putnam International Stock Portfolio between the Fund and the Investment Manager (the "Putnam International Stock Portfolio Investment Management Agreement"); and the Fund and the Investment Manager desire to enter into a separate sub-investment management agreement with respect to the Putnam International Stock Portfolio of the Fund with the Sub-Investment Manager;

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund, the Investment Manager and the Sub-Investment Manager hereby agree as follows:

                                   ARTICLE 1.
                     Duties of the Sub-Investment Manager.

     Subject to the supervision and approval of the Investment Manager and the Fund's Board of Directors, the Sub-Investment Manager will manage the investment and reinvestment of the assets of the Fund's Putnam International Stock Portfolio (the "Portfolio") for the period and on the terms and conditions set forth in this Agreement. In acting as Sub-Investment Manager to the Fund with respect to the Portfolio, the Sub-Investment Manager shall determine which securities shall be purchased, sold or exchanged and what portion of the assets of the Portfolio shall be held in the various securities or other assets in which it may invest, subject always to any restrictions of the Fund's Articles of Incorporation and By-Laws, as amended or supplemented from time to time, the provisions of applicable laws and regulations including the Investment Company Act, and the statements relating to the Portfolio's investment objectives, policies and restrictions as the same are set forth in the prospectus and statement of additional information of the Fund then currently effective under the Securities Act of 1933 (the "Prospectus"). Should the Board of Directors of the Fund or the Investment Manager at any time, however, make any definite determination as to investment policy and notify in writing the Sub-Investment Manager thereof, the Sub-Investment Manager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified in writing that such determination has been revoked. The Sub-Investment Manager shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies of the Portfolio, determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Portfolio with brokers or dealers selected by it.

     In connection with the selection of such brokers or dealers and the placing of such orders, the Sub-Investment Manager is directed at all times to follow the policies of the Fund set forth in the Prospectus. Nothing herein shall preclude the "bunching" of orders for the sale or purchase of portfolio securities with other Fund portfolios or with other accounts managed by the Sub-Investment Manager. The Sub-Investment Manager shall not favor any account over any other and any purchase or sale orders executed contemporaneously shall be allocated in a manner it deems equitable among the accounts involved and at a price which is approximately averaged.

     In connection with these services the Sub-Investment Manager will provide investment research as to the Portfolio's investments and conduct a continuous program of evaluation of its assets. The Sub-Investment Manager will have the responsibility to monitor the investments of the Portfolio to the extent necessary for the Sub-Investment Manager to manage the Portfolio in a manner that is consistent with the investment objective and policies of the Portfolio set forth in the Prospectus, as from time to time amended, and communicated in writing to the Sub-Investment Manager, and consistent with applicable law, including, but not limited to, the Investment Company Act and, so far as it is in its power and authority, the rules and regulations thereunder and the applicable provisions of the Internal Revenue Code and the rules and regulations thereunder (including, without limitation, subchapter M of the Code and the investment diversification aspects of Section 817(h) of the Code). The Investment Manager acknowledges and agrees that the Sub-Investment Manager's compliance with such obligations with respect to the Code will be based, in part, on information supplied by the Investment Manager or its agents as to the Portfolio, such as Portfolio security lot gain/loss allocation. The Sub-Investment Manager shall have no responsibility for any losses due to inaccurate or untimely information supplied by the Investment Manager.

     The Sub-Investment Manager shall not be responsible for the administrative affairs of the Fund including, but not limited to, accounting and pricing the Portfolio except as specifically agreed to herein. The Sub-Investment Manager will furnish the Investment Manager and the Fund such statistical information, including prices of securities in situations where a fair valuation determination is required or when a security cannot be priced by the Fund's accountants due to a lack of market or broker quotations, with respect to the investments it makes for the Portfolio as the Investment Manager and the Fund may reasonably request. On its own initiative, the Sub-Investment Manager will apprise the Investment Manager and the Fund of important developments materially affecting the Portfolio, including but not limited to any change in the personnel of the Sub-Investment Manager responsible for the day to day investment decisions made by the Sub-Investment Manager for the Portfolio and any material legal proceedings against the Sub-Investment Manager by the Securities and Exchange Commission relating to violations of the federal securities laws by the Sub-Investment Manager, and will furnish the Investment Manager and the Fund from time to time with similar material information that is believed appropriate for this purpose. In addition, the Sub-Investment Manager will furnish the Investment Manager and the Fund's Board of Directors such periodic and special reports as either of them may reasonably request.

     The Sub-Investment Manager will exercise its best judgment in rendering the services provided for in this Article 1, and the Fund and the Investment Manager agree, as an inducement to the Sub-Investment Manager's undertaking so to do, that the Sub-Investment Manager will not be liable under this Agreement for any mistake of judgment or in any other event whatsoever, except as hereinafter provided. The Sub-Investment Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Fund or the Investment Manager in any way or otherwise be deemed an agent of the Fund or the Investment Manager other than in furtherance of its duties and responsibilities as set forth in this Agreement.

     Notwithstanding any other provision of this Agreement, the Fund, the Investment Manager and the Sub-Investment Manager may agree to the employment of a Sub-Sub-Investment Manager to the Fund for the purpose of providing investment management services with respect to the Portfolio, provided that the compensation to be paid to such Sub-Sub-Investment Manager shall be the sole responsibility of the Sub-Investment Manager and the duties and responsibilities of the Sub-Sub-Investment Manager shall be as set forth in a sub-sub-investment management agreement among the Investment Manager, the Sub-Investment Manager, the Sub-Sub-Investment Manager and the Fund on behalf of the Portfolio.

                                   ARTICLE 2.
                         Sub-Investment Management Fee.

     The payment of advisory fees and the allocation of charges and expenses between the Fund and the Investment Manager with respect to the Portfolio are set forth in the Putnam International Stock Portfolio Investment Management Agreement. Nothing in this Putnam International Stock Portfolio Sub-Investment Management Agreement shall change or affect that arrangement. The payment of advisory fees and the apportionment of any expenses related to the services of the Sub-Investment Manager under this Agreement shall be the sole concern of the Investment Manager and the Sub-Investment Manager and shall not be the responsibility of the Fund.

     In consideration of services rendered pursuant to this Agreement, the Investment Manager will pay the Sub-Investment Manager on the first business day of each month the fee at the annual rate specified by the schedule of fees in the Appendix to this Agreement. The fee for any period from the date the Portfolio commences operations to the end of the month will be prorated according to the proportion which the period bears to the full month, and, upon any termination of this Agreement before the end of any month, the fee for the part of the month during which the Sub-Investment Manager acted under this Agreement will be prorated according to the proportion which the period bears to the full month and will be payable upon the date of termination of this Agreement.

     For the purpose of determining the fees payable to the Sub-Investment Manager, the value of the Portfolio's net assets will be computed in the manner specified in the Fund's Prospectus. The Sub-Investment Manager will bear all of its own expenses (such as research costs) in connection with the performance of its duties under this Agreement except for those which the Investment Manager agrees to pay.

     [The Sub-Investment Manager agrees to notify promptly, upon written request, the Investment Manager if, for any other registered investment company having a substantially similar investment program, it agrees to (1) provide more services or bear more expenses for a comparable or lower fee; and (2) provide comparable services and bear comparable expenses for a lower fee.]

                                 Other Matters.

     The Sub-Investment Manager may from time to time employ or associate with itself any person or persons believed to be particularly fitted to assist in its performance of services under this Agreement. The compensation of any such persons will be paid by the Sub-Investment Manager, and no obligation will be incurred by, or on behalf of, the Fund or the Investment Manager with respect to them.

     The Fund and the Investment Manager understand that the Sub-Investment Manager now acts and will continue to act as investment manager to various investment companies and fiduciary or other managed accounts, and the Fund and the Investment Manager have no objection to the Sub-Investment Manager's so acting. In addition, the Fund understands that the persons employed by the Sub-Investment Manager to assist in the performance of the Sub-Investment Manager's duties hereunder will not devote their full time to such service, and nothing herein contained shall be deemed to limit or restrict the Sub-Investment Manager's right or the right of any of the Sub-Investment Manager's affiliates to engage in and devote time and attention to other businesses or to render other services of whatever kind or nature.

     The Sub-Investment Manager agrees that, to the extent required by the Investment Company Act, all books and records which it maintains for the Fund are the Fund's property. The Sub-Investment Manager also agrees upon request of the Investment Manager or the Fund, promptly to surrender the books and records to the requester or make the books and records available for inspection by representatives of regulatory authorities. The Sub-Investment Manager further agrees to maintain and preserve the Fund's books and records in accordance with the Investment Company Act and rules thereunder.

     The Sub-Investment Manager will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence of the Sub-Investment Manager in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement.

     The Investment Manager has herewith furnished the Sub-Investment Manager copies of the Fund's Prospectus, Articles of Incorporation and By-Laws as currently in effect and agrees during the continuance of this Agreement to furnish the Sub-Investment Manager copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Sub-Investment Manager will be entitled to rely on all documents furnished to it by the Investment Manager or the Fund.

     The Investment Manager may use (and shall cause all of its affiliates, including the Fund, to use, the names "Putnam Investment Management, Inc.", "Putnam Investment Management", "Putnam Investments" or "Putnam" or any derivation thereof only for so long as this Agreement or any extension, renewal or amendment remains in effect. At such times as this Agreement shall no longer be in effect, the Investment Manager shall cease to use (and shall cause its affiliates to cease using) any name using any of the foregoing terms or any other name indicating that the Portfolio is advised by or otherwise connected with the Sub-Investment Manager. The Investment Manager acknowledges that the Fund has included the name "Putnam" in the Portfolio through permission of the Sub-Investment Manager and the Sub-Investment Manager retains all rights to such name.

     The Investment Manager will not, and will cause its affiliates to not, refer to or describe the Sub-Investment Manager in any prospectus, proxy statement, sales literature or other material except with the written permission of the Sub-Investment Manager, which permission shall not unreasonably be withheld.

                                   ARTICLE 3.
                  Duration and Termination of this Agreement.

     This Agreement shall become effective as of the date first above written and shall remain in force until May 16, 2001 and thereafter shall continue in effect, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Fund, or by the vote of a majority of the outstanding shares of the Portfolio, and (ii) a majority of those directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated with respect to the Portfolio at any time, without the payment of any penalty, by the Board of Directors of the Fund, or by vote of a majority of the outstanding shares of the Portfolio, on sixty days' written notice to the Investment Manager and Sub-Investment Manager, or by the Investment Manager on thirty days' written notice to the Sub-Investment Manager and the Fund, or by the Sub-Investment Manager on sixty days' written notice to the Investment Manager and the Fund. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Putnam International Stock Portfolio Investment Management Agreement.

                                   ARTICLE 4.
                                  Definitions.

     The terms "assignment," "interested person," and "majority of the outstanding shares," when used in this Agreement, shall have the respective meanings specified under the Investment Company Act.

                                   ARTICLE 5.
                         Amendments of this Agreement.

     This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Board of Directors of the Fund, to the extent permitted by the Investment Company Act, or by the vote of a majority of the outstanding shares of the Portfolio, and (ii) by the vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                   ARTICLE 6.
                                 Governing Law.

     The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                   ARTICLE 7.
                                    Notices.

     Notices to be given hereunder shall be addressed to:

                   Fund:  Christopher P. Nicholas
                          President and Chief Operating Officer
                          Metropolitan Series Fund, Inc.
                          One Madison Avenue, Area 6E
                          New York, New York 10010

     Investment Manager:  Gary A. Beller, Esq.
                          Senior Executive Vice-President and
                            General Counsel
                          Metropolitan Life Insurance Company
                          One Madison Avenue, Area 11G
                          New York, New York 10010

 Sub-Investment Manager:  Putnam Investment Management, Inc.
                          One Post Office Square
                          Boston, Massachusetts 02139
                          Attention: Eric S. Levy

     Changes in the foregoing notice provisions may be made by notice in writing to the other parties at the addresses set forth above. Notice shall be effective upon delivery.

                                           METROPOLITAN SERIES
                                           FUND, INC.

                                           By /s/ Christopher P. Nicholas
                                              ----------------------------
                                              President

Attest:

/s/ Patricia S. Worthington
----------------------------
Assistant Secretary

                                           METROPOLITAN LIFE
                                           INSURANCE COMPANY

                                           By /s/ Gary A. Beller
                                              ----------------------------
                                              Senior Executive Vice-President
                                              and General Counsel

Attest:

/s/ Cheryl D. Martino
---------------------------
Assistant Secretary

                                           PUTNAM INVESTMENT
                                           MANAGEMENT, INC.

                                           By /s/ John Verani
                                              ----------------------------
                                              Senior Vice President

Attest:

/s/ Steven Kotsiras
---------------------------
Assistant Vice President

                                    APPENDIX

                       PUTNAM INVESTMENT MANAGEMENT, INC.

                     METROPOLITAN SERIES FUND FEE SCHEDULE

                      PUTNAM INTERNATIONAL STOCK PORTFOLIO

1st $500M                                     .55%
next $500M                                    .50%
above $1,000M                                 .45% of the average daily value of
                                              the net assets of the Portfolio

                      (This Page Intentionally Left Blank)

                      (This Page Intentionally Left Blank)

                              [LOGO OF METLIFE]
                              New York, NY 10010

                             VOTING INSTRUCTION FORM
                                     FOR THE
  METROPOLITAN TOWER LIFE                    Special Meeting of Shareholders
     INSURANCE COMPANY              of the Putnam International Stock Portfolio
                                              of Metropolitan Series Fund, Inc.

   Please fold and detach card at perforation before mailing


The undersigned hereby instructs Metropolitan Tower Life Insurance Company ("Metropolitan Tower") to vote the shares of the Putnam International Stock Portfolio of the Metropolitan Series Fund, Inc. (the "Fund") as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Putnam International Stock Portfolio of the Fund to be held at the Home Office of Metropolitan Life Insurance Company, 1 Madison Avenue, New York, New York 10010, at 10:00 A.M., New York City time, on March 31, 2000 and at any adjournments thereof, as indicated on the reverse side.

Metropolitan Tower and the Board of Directors of the Fund solicit your voting instructions and recommend that you instruct us to vote "FOR" each Proposal. Metropolitan Tower will vote the appropriate number of Fund shares pursuant to the instruction given. IF NO INSTRUCTION IS SET FORTH ON A RETURNED FORM AS A PROPOSAL, METROPOLITAN TOWER WILL VOTE "FOR" THE PROPOSAL.

                                Date ______, 2000

                            PLEASE SIGN IN BOX BELOW

                         Signature--Please sign exactly
                          as your name appears at left.
                                     ML-SGE
                                     SAMPLE
                             FORM ID #: PROXY-PUTNAM
                                     (1098)

                   PLEASE RETURN YOUR VOTING INSTRUCTION FORM
                     IN THE POSTAGE PAID ENVELOPE PROVIDED.
              IMPORTANT: YOUR VOTING INSTRUCTION FORM IS NOT VALID
                    UNLESS IT IS SIGNED ON THE REVERSE SIDE.

            Please fold and detach card at perforation before mailing

TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON A PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

                                                                                           FOR        AGAINST        ABSTAIN
1. Approval of a new Sub-Investment Management Agreement for the Putnam                    / /         / /            / /
   International Stock Portfolio of the Fund.

2. Approval of changes to the investment management and sub-investment
   management fees for the Putnam International Stock Portfolio.                           / /         / /            / /

                                                                      ML-SGE

                             VOTING INSTRUCTION FORM
                                     FOR THE
   METROPOLITAN LIFE                             Special Meeting of Shareholders
   INSURANCE COMPANY                 of the Putnam International Stock Portfolio
                                              of Metropolitan Series Fund, Inc.

     Please fold and detach card at perforation before mailing


The undersigned hereby instructs Metropolitan Life Insurance Company ("Metropolitan") to vote the shares of the Putnam International Stock Portfolio of the Metropolitan Series Fund, Inc. (the "Fund") as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Putnam International Stock Portfolio of the Fund to be held at the Home Office of Metropolitan, 1 Madison Avenue, New York, New York 10010, at 10:00 A.M., New York City time, on March 31, 2000 and at any adjournments thereof, as indicated on the reverse side.

Metropolitan and the Board of Directors of the Fund solicit your voting instructions and recommend that you instruct us to vote "FOR" each Proposal. Metropolitan will vote the appropriate number of Fund shares pursuant to the instruction given. IF NO INSTRUCTION IS SET FORTH ON A RETURNED FORM AS TO A PROPOSAL, METROPOLITAN WILL VOTE "FOR" THE PROPOSAL.

                                Date ______, 2000

                            PLEASE SIGN IN BOX BELOW

                         Signature--Please sign exactly
                          as your name appears at left.
                                     ML-SGE

                                     SAMPLE
                             FORM ID #: PROXY-PUTNAM
                                     (1098)

                   PLEASE RETURN YOUR VOTING INSTRUCTION FORM
                     IN THE POSTAGE PAID ENVELOPE PROVIDED.
              IMPORTANT: YOUR VOTING INSTRUCTION FORM IS NOT VALID
                    UNLESS IT IS SIGNED ON THE REVERSE SIDE.

            Please fold and detach card at perforation before mailing

TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON A PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

                                                                                           FOR        AGAINST        ABSTAIN
1. Approval of a new Sub-Investment Management Agreement for the Putnam                    / /         / /            / /
    International Stock Portfolio of the Fund.

2.  Approval of changes to the investment management and sub-investment
    management fees for the Putnam International Stock Portfolio.                          / /         / /            / /



                                                                      ML-SGE